UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2013

Pacific Gold Corp.

(Exact name of registrant as specified in its charter)

Nevada	000- 32629	98-0408708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 N. Rainbow Blvd. #2987 Las Vegas, Nevada 89107	89107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  416-214-1483

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Pilot Mountain Resources Inc., a subsidiary of Pacific Gold Corp., and Pilot Metals agreed to an early exercise of the option to purchase the Project W claims.  Ownership of the Project W claims has now been transferred to Pilot Metals, subject to a security interest retained by Pilot Mountain until the full purchase price is paid.

As part of the decision to exercise the purchase option, the purchaser of the claims, Pilot Metals, agreed to amend the purchase terms to accelerate the ownership of and payment for the claims from three payments of $500,000 each due in September 2013, 2014 and 2015 to two payments, the first paid on July 5, 2013 in the amount of $350,000 and a second payment of $850,000 due on March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Gold Corp.

Date: July 11, 2013	By:	/s/ Robert Landau
Robert Landau
Chief Executive Officer